UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2010

Commission File Number: 333-147349

CHINA POWER EQUIPMENT, INC.
(Exact name of registrant as specified in its charter)

Maryland	20-5101287
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

6th Floor, Fei Jing International, No. 15 Gaoxin 6 Road Hi-tech Industrial Development Zone Xi’an, Shaanxi, China 710075
(Address of principal executive offices)

86-29-8831-0282\ 8831-0560
(Registrant’s telephone number, including area code)

____________________________________________________________
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2010, Sue Kuen Leung and Junyi Li were appointed as directors of China Power Equipment, Inc. (the “Company”).

Each of Messrs Leung and Li entered into an Independent Director Agreement with the Company, a form of which is filed herewith as Exhibit 10.1. The directors were appointed until the earlier of the next annual shareholder’s meeting, director’s removal or resignation. A summary of the compensation for the directorship of each of Messrs. Leung and Li is set forth as follows:

1.	An annual salary of RMB60,000.00 (approximately $8,800) payable in arrears in equal installments on the last day of each quarter;

2.	Reimbursement of pre-approved business-related expenses incurred in the performance of the director’s duties.

Set forth below is a brief biography of Mr. Leung:

Mr. Leung, age 48, is an independent director of Everpride Biopharmaceutical Company Limited, a company listed on the GEM board of the Hong Kong Stock Exchange, since November 2009. He was an executive director of China Golden Development Holdings Limited, a company listed on the main board of the Hong Kong Stock Exchange, from April 2007 to December 2008. Mr. Leung received a Master’s degree in business administration and a Bachelor of Science (economics) degree from the Hong Kong Polytehnic (currently known as The Hong Kong Polytechnic University). He is a member of the Hong Kong Institute of Certified Public Accountants and an associate of the Chartered Institute of Management Accountants (U.K.). Mr. Leung has over 20 years of experience in accounting and finance.

Set forth below is a brief biography of Mr. Li:

Mr. Li, age 56, has been active in the amorphous alloy industry for more than 30 years and has served as Vice President of Advanced Science & Technology Co., Ltd. (Public, SHE: 000969) since 2004. Mr. Li previously served as the Executive Deputy Chief of National Amorphous and Nano-Crystalline Engineering Center, and General Manager of the Amorphous Division. As a senior engineer in the industry, Mr. Li was named as an “Advanced Individual” of the “Ninth Five-Year National Key Science and Technology Research Programs” and awarded a special government allowance for scientists. He was also awarded the Second Prize of National Science and Technology Progress and the First Prize of Metallurgical Science and Technology Progress. Mr. Li has a Bachelor’s degree from the Northeastern University and serves as an instructor at the university.

Item 8.01	Other Events

On March 16, 2010, the Company issued a press release announcing the appointment of new directors.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

Number	Description
10.1	Form of Independent Director Agreement.

99.1	Press Release dated March 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Power Equipment, Inc.

March 16, 2010	By:	/s/ Yongxing Song
Name: Yongxing Song
Title: Chief Executive Officer and President